Exhibit 10.5
LIMITED LIABILITY COMPANY AGREEMENT
OF
SFC LLC
DATED AS OF February 28, 2008

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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SCHEDULE 1. MEMBER AND MANAGER INFORMATION

SCHEDULE 2. FORM OF MANAGER AGREEMENT

EXHIBIT A. SETTLEMENT AGREEMENT

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          THIS LIMITED LIABILITY COMPANY AGREEMENT dated as of February 28, 2008, (this “Agreement”), is adopted, executed and agreed to, for good and valuable consideration, by SFC LLC (the “Company”) and the undersigned Member. Certain terms used herein are defined in Appendix A attached hereto.
ARTICLE I
GENERAL PROVISIONS; CAPITAL CONTRIBUTIONS; DEFINITIONS
          Section 1.1 Formation. The formation of the Company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq., as amended from time to time (the “Act”), occurred on September 11, 2007. An authorized person, within the meaning of the Act, has executed, delivered and filed the certificate of formation of the Company (which certificate of formation as amended from time to time is referred to as the “Certificate”). Upon the undersigned Member’s (i) execution of this Agreement or a counterpart hereof and (ii) making of the capital contributions required by Section 1.9, such Member shall be admitted to the Company as its sole initial member (the “Sole Member”).
          Section 1.2 Name. The name of the Company will be “SFC LLC” or such other name as the Board of Managers may from time to time designate.
          Section 1.3 Purpose. (a) The sole purposes of the Company are:
          (i) to acquire, own, hold, invest, safekeep and distribute the Deposited Property, as expressly permitted by and in accordance with the terms of the Settlement Agreement;
          (ii) to execute, deliver and perform its obligations under the Settlement Agreement and the Services Agreement; and
          (iii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are necessary for the accomplishment of the purposes set forth in clauses (i) and (ii) of this Section 1.3(a).
               (b) The Company, by or through any of its Managers acting on behalf of the Company, may enter into and perform its obligations expressly permitted by the Settlement Agreement and all documents, agreements or certificates contemplated thereby or related thereto, all without any further act, vote or approval of any Member or any of its Managers or officers.
          Section 1.4 Powers. Subject to Section 1.5, the Company, and the Board of Managers on behalf of the Company shall have and exercise all powers and rights conferred upon or permitted of limited liability companies formed pursuant to the Act that are necessary to the accomplishment of its purposes as set forth in Section 1.3.

          Section 1.5 Limitations on the Company’s Powers.
               (a) Except for Permitted Obligations, the Company shall not incur, assume, guarantee or suffer to exist any indebtedness or other liability or obligation until there are no longer outstanding any Permitted Obligations and all Permitted Obligations have been fully and finally satisfied.
               (b) Until there are no longer outstanding any Permitted Obligations and all Permitted Obligations have been fully and finally satisfied, the Company shall not, and the Members and Managers shall not take any action to, amend, alter, change or repeal this Agreement, any of the definitions set forth in Appendix A hereto or Schedule 1 of this Agreement without the unanimous written consent of the Board of Managers (including the affirmative vote of the Independent Manager) and Monsanto and any purported amendment without such consent shall be null and void.
               (c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members or the Board of Managers, until there are no longer outstanding any Permitted Obligations and all Permitted Obligations have been fully and finally satisfied, the Company shall not be authorized or empowered, nor shall the Members or the Board of Managers permit the Company to take any action in violation or contravention of the Settlement Agreement or fail to take any action expressly required by the Settlement Agreement.
               (d) Until there are no longer outstanding any Permitted Obligations and all Permitted Obligations have been fully and finally satisfied, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises and comply with applicable law. The Company shall also:
          (1) maintain its own separate books and records and bank accounts;
          (2) at all times hold itself out to the public and all other Persons as a legal entity separate from any other Person;
          (3) have its own Board of Managers;
          (4) not commingle its assets with assets of any other Person and maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on any financial statements of any other Person; provided, however, that the Company’s assets may be included in a consolidated financial statement of any of its Affiliates (as required under US GAAP) provided that appropriate notation is made on such consolidated financial statements to indicate the separateness of the Company from such Affiliate and to indicate that the Company’s assets and credit are not available to satisfy debts and other obligations of such Affiliate or any other Person;

          (5) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;
          (6) pay its own liabilities, obligations and indebtedness only out of its own funds;
          (7) maintain an arm’s length relationship with its Affiliates and members;
          (8) not hold out its credit or assets as being available to satisfy the liabilities, obligations or indebtedness of others;
          (9) allocate fairly and reasonably any overhead for shared operating expenses;
          (10) not pledge its assets for the benefit of any other Person;
          (11) correct any known misunderstanding regarding its separate identity;
          (12) cause its Board of Managers to meet or act pursuant to written consent as necessary to carry out the purposes for which the Company was formed and observe all other Delaware limited liability company formalities;
          (13) not consolidate or merge the Company with or into any Person, or sell any of the material assets of the Company, and
          (14) not acquire any securities of any of its Members.
               (e) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers it, until there are no longer outstanding any Permitted Obligations and all Permitted Obligations have been fully and finally satisfied, no Member shall sell, transfer, pledge or otherwise permit the imposition of a lien on its ownership interest in the Company without the prior unanimous consent of the Board of Managers and Monsanto.
          Section 1.6 Material Actions. Until there are no longer outstanding any Permitted Obligations and all Permitted Obligations have been fully and finally satisfied, no Person or Persons (including the Board of Managers), acting alone or together, shall be authorized or empowered, nor shall any of them permit the Company to, without the prior unanimous written consent of all the Managers (including the Independent Manager), take any Material Action, it being understood that any Material Action taken without obtaining such unanimous written consent shall, to the fullest extent permitted by law, be null and void ab initio.

          Section 1.7 Members. The name and the mailing address of the Sole Member is set forth on Schedule 1 attached hereto. The Board of Managers shall amend from time to time Schedule 1 to reflect any addition, resignation, withdrawal or termination of the Members. Subject to Section 1.5, Members may act by written consent.
          Section 1.8 Registered Office; Registered Agent; Place of Business. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial Registered Agent named in the Certificate (the “Registered Agent”) or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law. The Registered Agent of the Company in the State of Delaware shall be the initial Registered Agent named in the Certificate or such other person or persons as the Board of Managers may designate from time to time in the manner provided by law. The Company may maintain a chief executive office and principal place of business at such place or places inside or outside the State of Delaware as the Board of Managers may designate from time to time.
          Section 1.9 Capital Contributions.
               (a) Promptly following the execution of this Agreement, Solutia shall contribute to the Company the amount set forth on Schedule 1, in exchange for which Solutia shall receive the sole Member interest in the Company. The Sole Member is not required to make any additional capital contribution to the Company and may only make or be deemed to have made, as additional capital contributions, those amounts that are permitted to be made to the Company as contributions pursuant to the terms of the Settlement Agreement. Any Person hereafter admitted as a Member of the Company shall make such contributions of cash to the Company as shall be determined by the Board of Managers at the time of each such admission. The Persons hereafter admitted as Members of the Company shall not be required to make any additional capital contribution to the Company and may only make additional capital contributions to the Company upon the written consent of each of the other Members an the Board of Managers. All such additional contributions shall take the form of a cash transfer. The Board of Managers shall amend Schedule 1 from time to time to reflect any capital contribution made by any Member. The provisions of this Agreement, including this Section 1.9, are intended solely to benefit the Members, and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.
               (b) No Member shall have any responsibility to restore any negative balance in such Member’s Capital Account or to contribute to or in respect of liabilities or obligations of the Company, whether arising in tort, contract or otherwise, or return distributions made by the Company except as required by the Act or other applicable law. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

               (c) No interest shall be paid by the Company on capital contributions or on balances in Capital Accounts.
               (d) A Member shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Company except as provided in Articles III and VI; nor shall a Member be entitled to make any capital contribution to the Company other than as expressly provided herein.
          Section 1.10 Term. The Company shall continue in existence until dissolved and terminated in accordance with the Settlement Agreement and Article VI of this Agreement.
          Section 1.11 Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither any Member nor any Manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.
          Section 1.12 No State-law Partnership. The Member(s) intend that the Company be treated as a disregarded entity for tax purposes and that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than U.S. federal and, if applicable, state tax purposes, and neither this Agreement nor any other document entered into by the Company or any Member shall be construed to suggest otherwise. The Member(s) intend that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
          Section 1.13 Execution, Delivery and Filing of Certificates. Christopher Valeri is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation with the Delaware Secretary of State. Upon the execution of this Agreement by the Sole Member, such Person’s powers as an “authorized person” ceased, and each Manager named herein shall become a designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act.
          Section 1.14 Existence of the Company. The existence of the Company as a separate legal entity shall continue in accordance with the Settlement Agreement and Article VI hereof until cancellation of the Certificate of Formation as provided in the Act.
          Section 1.15 No Petition. Neither Solutia nor Monsanto shall, or shall permit any of their respective subsidiaries (other than, in the case if Solutia, SFC LLC itself) to, prior to the date that is two years and one day after the full and final satisfaction by SFC LLC of all of the Permitted Obligations, acquiesce, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against SFC LLC under any Insolvency Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of SFC LLC or any substantial part of its property, or ordering the winding up or liquidation of the affairs of SFC LLC.

ARTICLE II
CAPITAL ACCOUNTS
          Section 2.1 Capital Accounts. A “Capital Account” will be established for each Member on the books of the Company and will be adjusted as follows:
               (a) Such Member’s contributions to the capital of the Company will be credited to such Member’s Capital Account when received by the Company from or on behalf of such Member.
               (b) At the end of each fiscal year of the Company and upon dissolution and winding up of the Company pursuant to Article VI, Profits for such period allocated to such Member pursuant to Section 3.2 shall be credited and Losses for such period allocated to such Member pursuant to Section 3.2 shall be debited, as the case may be, to such Member’s Capital Account.
               (c) Any amounts distributed to such Member will be debited against such Member’s Capital Account.
               (d) Such Member’s Capital Account will otherwise be adjusted in accordance with Treas. Reg. 1. 704-1(b)(2)(iv).
          Section 2.2 Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that
               (a) any income that is exempt from Federal income tax shall be added to such taxable income or losses and any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;
               (b) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property; and
               (c) if property that is reflected on the books of the Company has a Book Value that differs from the adjusted tax basis of such property, depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value.
          Section 2.3 Distribution in Kind. If property is to be distributed in kind to the Member(s) pursuant to this Agreement, (i) the value of such property shall first be adjusted pursuant to Section 2.2(b) to its value (as determined pursuant to Article VII as of the date of such distribution), (ii) the Capital Accounts of the Member(s) shall be adjusted immediately prior to the distribution as if such property were sold at its value (as so determined) and (iii) the value of such property (as so determined) received by each Member shall be debited against such Member’s respective Capital Account at the time of distribution.
ARTICLE III .
DISTRIBUTIONS AND ALLOCATIONS
          Section 3.1 Distributions. Distributions of cash or other assets of the Company shall be made only at such times, only in such amounts and only in such manner as expressly permitted by the Settlement Agreement. Unless otherwise expressly required by the Settlement Agreement, distributions to Members shall be made pro rata based on the Percentage Interests held by each of the Members. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of such Member’s interest in the Company (i) if such distribution would violate Section 18-607 of the Act or other applicable law or (ii) except as expressly permitted by the Settlement Agreement, until all Permitted Obligations have been fully and finally satisfied.
          Section 3.2 Allocation of Profits and Losses. Except as may be required by the Code, each item of income, gain, loss, deduction or expense to the Company shall be allocated among the Member(s) in proportion to the Percentage Interests held by each Member.
ARTICLE IV
MANAGEMENT AND MEMBER RIGHTS
          Section 4.1 Management Authority. (a) Subject to Sections 1.5 and 1.6 of this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of managers (each a “Manager” and collectively the “Board of Managers”) consisting of one (1) or more Managers. The Managers shall be appointed by the Sole Member. Until the date that is two years and one day from the date upon which the Permitted Obligations have been fully and finally satisfied, the Board of Managers shall include an Independent Manager appointed pursuant to Section 4.1(d). Each Manager elected, designated or appointed shall hold office until a successor is elected and qualified or until such Manager’s earlier death, incompetence, resignation or removal. Managers need not be Members.
               (b) Subject to Sections 1.3, 1.5 and 1.6 of this Agreement, the Board of Managers shall have the power to do any and all acts necessary to or for the furtherance of the purposes set forth in Section 1.3, including all powers, statutory or otherwise. Subject to Sections 1.5 and 1.6 and the Settlement Agreement, the Board of Managers and any individual Manager authorized by the Board of Managers shall have the authority to bind the Company in any manner expressly permitted by the Settlement Agreement and in compliance with the terms thereof. No Member, unless such Member is also a Manager and acts in its capacity as Manager, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by the Members or as otherwise specified in the Act.
               (c) Subject to Section 1.5 of this Agreement, so long as the Permitted Obligations are outstanding, the Company shall not be authorized or empowered, nor shall the Members or the Board of Managers permit the Company, to take the following actions:

               (i) the lease, exchange, mortgage, pledge, or other transfer or disposition of any of the assets of the Company except as expressly permitted by the Settlement Agreement;
               (ii) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger or transfer of ownership interests other than such activities as are expressly required by the Settlement Agreement;
               (iii) any amendment to the Certificate or this Agreement;
               (iv) the incurrence of indebtedness by the Company (or the guarantee of indebtedness of any other Person) except as expressly required by the Settlement Agreement;
               (v) any transaction involving an actual or potential conflict of interest between a Manager and the Company; or
               (vi) a change in the nature of the business of the Company.
               (d) Until the date that is two years and one day from the date upon which the Permitted Obligations have been satisfied in full, the Company shall at all times have at least one Independent Manager who shall be appointed by the Members. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, including Section 18-1101(c) of the Act, the approval of the Independent Manager shall be required for any Material Action and the Independent Manager shall consider the interests of the Company and its creditors in acting or otherwise voting for any Material Action. No appointment of an Independent Manager shall be effective unless and until such Independent Manager shall (i) have accepted his or her appointment as an Independent Manager by a written instrument (which may be a counterpart signature page to the Independent Manager Agreement attached hereto as Schedule 2), and (ii) have executed such other documents and instruments, including a counterpart to this Agreement, as shall be required by the Sole Member in its sole discretion, and no resignation or removal of an Independent Manager and no appointment of a successor Independent Manager shall be effective until such successor shall have satisfied the requirements of such clauses (i) and (ii). In the event of a vacancy in the position of Independent Manager, the Member shall, as soon as practicable, appoint a successor Independent Manager. All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 4.1(d), in exercising their rights and performing their duties under this Agreement, any Independent Manager shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.
               (e) The Board of Managers may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board of Managers may be held at such time and at such place as shall from time to time be determined by the Board of Managers. Special meetings of the Board of Managers may be called by any one or more of the Managers on not less than one (1) day’s notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication.
               (f) At all meetings of the Board of Managers, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board of Managers. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if all members of the Board of Managers, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers.
               (g) Managers may participate in meetings of the Board of Managers, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting and shall be counted for purposes of determining whether a quorum exists. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
               (h) The Managers may be paid their expenses, if any, of attendance at meetings of the Board of Managers.
               (i) Unless otherwise restricted by law, any Manager or the entire Board of Managers, may be removed, with or without cause, at any time by the unanimous action of the Members, and any vacancy caused by any such removal may be filled by unanimous action of the Members.
               (j) Subject, in the case of the Independent Manager, to Section 4.1(d) of this Agreement, in exercising the rights and performing the duties of Managers under this Agreement, each Manager shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.
          Section 4.2 Indemnification.
               (a) Neither a Member, a Manager nor any Affiliate of a Member or Manager shall be liable, responsible or accountable in damages or otherwise to the Company or the Members for any act or omission by any such Person performed in good faith pursuant to the authority granted to such Person by this Agreement or in accordance with its provisions, and in a manner reasonably believed by such Person to be within the scope of the authority granted to such Person and in, or not opposed to, the best interest of the Company; provided that such act or omission did not constitute fraud, willful misconduct, gross negligence or bad faith.
               (b) The Company shall indemnify and hold harmless the Company’s employees, Members, Managers and each director, officer, partner and employee thereof, against any liability, loss, damage, cost or expense incurred by any of them on behalf of the Company or in furtherance of the Company’s interests, to the fullest extent permitted by applicable law, without relieving any such Person of liability for fraud, willful misconduct, gross negligence or bad faith. Notwithstanding the foregoing, any indemnity under this Section by the Company shall be provided for to the extent of Company assets only and no Member or Manager shall have any personal liability with respect to the satisfaction of any required indemnification of the above-mentioned Persons.
               (i) Any indemnification required to be made by the Company shall be made promptly following the fixing of the liability, loss, damage, cost or expense incurred or suffered by a final judgment of any court, settlement, contract or otherwise. In addition, the Company may advance funds to a Person claiming indemnification for legal expenses and other costs incurred as a result of a legal action brought against such Person only if (i) the legal action relates to the performance of duties or services by the Person on behalf of the Company, (ii) the legal action is initiated by a party other than a Member, and (iii) such Person undertakes to repay the advanced funds to the Company if it is determined that such Person is not entitled to indemnification pursuant to the terms of this Agreement.
               (ii) The termination of any action or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that (A) the Person being indemnified hereunder did not act in good faith and in a manner which the Person reasonably believed, in the case of conduct in the Person’s official capacity, to be in the Company’s best interests and in all other cases, to be at least not opposed to the Company’s best interests, or (B) with respect to any criminal proceeding, that the Person had reasonable cause to believe that the conduct was lawful.
               (iii) Without the necessity of entering into an express contract, all rights to indemnification and advances under this Agreement shall be deemed to be contractual rights and be effective to the same extent as if provided for in a contract between the Company and the Person seeking indemnification. Any right to indemnification or advances granted by this Agreement shall be enforceable by or on behalf of the Person holding such right in any court of competent jurisdiction, if (A) the claim for indemnification or advances is denied, in whole or in part, or (B) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be also be entitled to be paid the expense of prosecuting a claim for indemnification. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct, nor an actual determination by the Company that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
               (iv) The rights conferred on any Person by this Agreement shall not be exclusive of any other right which such Person may have or hereafter acquire under any statute, agreements or otherwise, both as to action in the Person’s official capacity and as to action in any other capacity.
               (v) The rights conferred on any Person by this Section shall continue to inure to the benefit of any person who has ceased to be a Member, Manager or employee of the Company.
               (vi) Any repeal of this Section or of the Agreement shall only be prospective, and no repeal or modification hereof shall adversely affect the rights under this Agreement in effect at the time of the alleged occurrence of any conduct.
               (vii) If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall indemnify each Person to whom indemnification is available to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, or by any other applicable law.
               (c) Each Member agrees to defend, indemnify and hold the other Members and the Company harmless from and against any claim, expense or liability arising out of or relating to any breach of the Member’s obligations under this Agreement or the Act, or the Member’s fiduciary obligations to the other Members and the Company.
ARTICLE V
MEMBERS
          Section 5.1 Transfer of the Company Interest.
               (a) Subject to Section 5.3, no Member shall sell, assign, transfer or otherwise dispose of (directly or indirectly), whether voluntarily or involuntarily or by operation of law (a “Transfer”), all or any portion of such Member’s interest in the Company without the prior written consent of the Board of Managers and Monsanto, which consent may be given or withheld in its sole discretion. No Member shall pledge or otherwise encumber all or any portion of such Member’s interest in the Company, without the prior written consent of the Board of Managers and Monsanto, which consent may be given or withheld in its sole and absolute discretion.
               (b) Notwithstanding any other provision of this Agreement, any Transfer by the Members in contravention of any of the provisions of this Section 5.1 shall be void and ineffective, and shall not bind, or be recognized by, the Company.
               (c) If and to the extent any Transfer of an interest in the Company is made pursuant to and in accordance with the terms of this Agreement, this Agreement (including the Appendix, Schedule and Exhibits hereto) shall be amended by the Board of Managers to reflect the Transfer of the Company interest to the transferee, to admit the transferee as a Member and to reflect the elimination of the transferring Member (or the reduction of such transferring Member’s interest in the Company) and (if and to the extent then required by the Act) a certificate of amendment to the Certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act. The effectiveness of the Transfer of an interest in the Company permitted hereunder and the admission of any substitute Member pursuant to Section 5.3 shall be deemed effective upon the later to occur of the time of Transfer of an interest in the Company to such transferee or the first date that the Board of Managers receives evidence of such Transfer, including the terms thereof. If the transferring Member has transferred all or any of its interest in the Company pursuant to this Section 5.1, then, upon the later to occur of the time of such Transfer or the first date that the Board of Managers receives evidence of such Transfer, including the terms thereof, the transferring Member shall cease to be a Member with respect to such interest. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.
               (d) Any person or entity who acquires in any manner whatsoever any interest in the Company, irrespective of whether such person or entity has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have (i) made all of the capital contributions, (ii) received all of the distributions, and (iii) agreed to be subject to and bound by all of the terms and conditions of this Agreement, that any predecessor in such interest in the Company made, received and was subject to or bound.
          Section 5.2 Member Rights; Meetings. No Member, unless such Member is also a Manager and acts in its capacity as Manager, shall have any right, power or duty, including the right to approve or vote on any matter, except as expressly required by the Act or other applicable law or as expressly provided for hereunder.
               (a) Unless a greater vote is required by the Act or as expressly provided for hereunder, the affirmative vote of a Majority in Interest of the Members entitled to vote shall be required to approve any proposed action.
               (b) Meetings of the Members for the transaction of such business as may properly come before such Members shall be held at such place, on such date and at such time as a Member or Members holding a Majority in Interest shall determine. Special meetings of Members for any proper purpose or purposes may be called at any time by the Board of Managers or the Member or Members holding a Majority in Interest. The Company shall deliver oral or written notice (written notice may be delivered by mail) stating the date, time, place and purposes of any meeting to each Member entitled to vote at the meeting. Such notice shall be given not less than four (4) and not more than sixty (60) days before the date of the meeting.
               (c) Any action required or permitted to be taken at an annual or special meeting of the Members may be taken without a meeting, without prior notice, and without a vote, provided that written consents, setting forth all proposed actions to be taken at such meeting, are signed by the Members holding at least the minimum Percentage Interest that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote on such action were present and voted. Every written consent shall bear the date and signature of each Member who signs such consent. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to all Members who have not consented in writing to such action.
          Section 5.3 Additional Members. The Board of Managers shall have the sole right to admit additional Members upon such terms and conditions and at such time or times as the Board of Managers shall in its sole discretion determine; provided that, notwithstanding the foregoing, so long as any Permitted Obligation remains outstanding, no additional Members may be admitted to the Company without the prior unanimous consent of the Board of Managers and Monsanto. In connection with any such admission, the Board of Managers shall amend Schedule 1 to reflect the name, address and capital contribution of the additional Member and the new Percentage Interests of all Members.
          Section 5.4 Resignation of a Member. So long as any Permitted Obligations are outstanding, the Sole Member may not resign without prior unanimous consent of the Board of Managers and Monsanto. A Member (other than the Sole Member) may resign from the Company with the written consent of the Board of Managers. The Sole Member shall not be permitted to resign pursuant to this Section 5.4 unless an additional member of the Company is admitted to the Company in accordance with Section 5.3. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.
          Section 5.5 Termination of a Member. Notwithstanding the provisions of Section 5.4, a person or entity will no longer be a Member for purposes of this Agreement upon an Event of Withdrawal, provided, however, that a Terminated Member shall continue to be deemed a Member for all purposes under Section 4.2. The Terminated Member shall only be entitled to continue to receive allocation of Profits and Losses and distributions of the Company, including distributions pursuant to Article VI hereof, as and when paid by the Company, to the same extent such Terminated Member was entitled to such distributions as a Member. Such Terminated Member’s successors and assigns will not be entitled to participate in any Company decision or determination, and such Terminated Member’s successors and assigns will acquire only such Terminated Member’s right to receive allocation of Profits and Losses and to share in the Company distributions.
ARTICLE VI
DURATION
          Section 6.1 Duration. (a) Subject to the provisions of Section 6.2 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:
               (i) Two years after the distribution of all assets of the Company in accordance with the Settlement Agreement (unless the Settlement Agreement provides at any time for a different term); or

               (ii) The entry of a decree of judicial dissolution under Section 18-802 of the Act;
provided, however, that the Sole Member shall have the right, in its sole discretion, to extend the existence of the Company beyond the date otherwise provided for in this Section 6.1(a).
               (b) Except as otherwise set forth in this Article VI, the Members intend for the Company to have perpetual existence. The bankruptcy (as defined in Section 18-101(1) of the Act) of any Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. Each Member waives any right it may have to agree in writing to dissolve the Company upon the Bankruptcy (as defined in Section 18-101(1) of the Act) of any other Member or the occurrence of any other event that causes such other Member to cease to be a Member of the Company.
          Section 6.2 Winding Up. Upon dissolution of the Company, the Company shall be liquidated in an orderly manner. The Board of Managers shall be the liquidator pursuant to this Agreement and shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne at the Company’s expense. The steps to be accomplished by the liquidator are as follows:
               (a) First, the liquidator shall satisfy all of the Company’s known or reasonably anticipated debts and liabilities to creditors other than Members (whether by payment or the reasonable provision for payment thereof) including, without limitation, any outstanding Permitted Obligations;
               (b) Second, the liquidator shall satisfy all of the Company’s debts and liabilities to Members (whether by payment or the reasonable provision for payment thereof); and
               (c) Third, all remaining assets, if any, shall be distributed to the Members in accordance with Section 3.1.
          Section 6.3 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed in the manner provided for in this Article VI, and the Certificate of the Company shall have been canceled in the manner required by the Act.
ARTICLE VII
VALUATION
          Section 7.1 Valuation. For purposes of this Agreement, the value of any property contributed by or distributed to any Member shall be valued as specified in the Settlement Agreement, or, if not so specified, as determined by the Board of Managers.

ARTICLE VIII
CERTIFICATION OF MEMBERSHIP INTERESTS
          Section 8.1 Membership Interest. The membership interests in the Company shall not be certificated; provided that the Board of Managers may approve a form of certificate and issue the same in its discretion.
ARTICLE IX
BOOKS OF ACCOUNT; MEETINGS
          Section 9.1 Books. Subject to the Services Agreement, the Board of Managers will maintain on behalf of the Company complete and accurate books of account of the Company’s affairs at the Company’s principal office, which books will be open to inspection by any Member (or such Member’s authorized representative) or Monsanto at any time during ordinary business hours and shall be maintained in accordance with the Act.
          Section 9.2 Fiscal Year. The fiscal year of the Company shall end on December 31 of each year.
          Section 9.3 Tax Allocation and Reports. (a) The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts, except as otherwise provided in the Code or other applicable law.
               (b) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution.
               (c) Within 120 days after the end of each fiscal year, the Tax Matters Partner (as defined below) shall cause the Company to furnish each Member and Monsanto with a copy of the Company’s tax return and form K-1 for such fiscal year, unless Company files as part of a consolidated return.
               (d) The Company hereby designates the Sole Member to act as the “Tax Matters Partner” (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code.
               (e) If and for so long as the Company has only one Member, the Company shall make an election on IRS Form 8832 to be treated as a domestic entity with a single owner electing to be disregarded as a separate entity.
               (f) Within 75 days after the end of each fiscal year, the Company shall deliver, or cause to be delivered, to Monsanto unaudited financial statements of the Company which shall include a balance sheet, an income statement and a statement of cash flows.

ARTICLE X
MISCELLANEOUS
          Section 10.1 Amendments. Subject to Section 1.5 of this Agreement, this Agreement may be amended or modified and any provision hereof may be waived by the affirmative vote of Members holding a majority of the Percentage Interests; provided, however, that any amendment or modification reducing disproportionately a Member’s Percentage Interest or other interest in the profits or losses or in distributions or increasing such Member’s capital contribution shall be effective only with such Member’s consent.
          Section 10.2 Successors. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding upon the Members and their respective legal representatives, heirs, successors and permitted assigns.
          Section 10.3 Governing Law; Severability. The Agreement will be construed in accordance with the laws of the State of Delaware, and, to the maximum extent possible, in such manner as to comply with the terms and conditions of the Act. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
          Section 10.4 Notices. All notices, demands and other communications to be given and delivered under or by reason of provisions under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by telecopy or sent by reputable overnight courier service (charges prepaid) to the addresses or telecopy numbers set forth in Schedule 1 hereto or to such other addresses or telecopy numbers as have been supplied in writing to the Company.
          Section 10.5 Complete Agreement; Headings, Counterparts. This Agreement terminates and supersedes all other agreements concerning the subject matter hereof previously entered into among any of the parties. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together will constitute one agreement.
          Section 10.6 Partition. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member hereby irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company as a result of the actual or potential insolvency of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 3.1 hereof. The interest of the Members in the Company is personal property.
          Section 10.7 Benefits of Agreement; No Third-Party Rights; Monsanto as a Party. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member. Nothing in this Agreement shall be deemed to create any right in any Person (except as otherwise provided in Section 4.2) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person. Monsanto shall be a party to this Agreement solely for purposes of Sections 1.5, 4.1(d), 5.1(a), 5.3, 5.4, 9.1, 9.3(c) and 10.1 of this Agreement.
          Section 10.8 Binding Agreement. Notwithstanding any other provision of this Agreement, each Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member.
          Section 10.9 No Strict Construction. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Persons (if more than one) then parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
          Section 10.10 Attorneys’ Fees and Disbursements. If the Company or any Member engages an attorney in connection with any action or proceeding (including arbitration) to enforce or construe this Agreement or their rights or obligations under limited liability company law, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorneys’ fees and disbursements. In the event different parties are the prevailing parties on different issues, the attorneys’ fees and disbursements shall be apportioned in proportion to the value of the issues decided for and against the parties.
          Section 10.11 Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of 12:01 a.m., New York time, on the Effective Date of the Plan, as defined in the Settlement Agreement.
* * * * * * * * *

          IN WITNESS WHEREOF, the parties below caused this Agreement to be signed as of the date first above written.

Solutia Inc.
By:	/s/ Rosemary L. Klein
	Name:	Rosemary L. Klein
Its: Senior Vice President, General Counsel and Secretary

SFC LLC
By:	: /s/ James A. Tichenor
	Name:	James A. Tichenor
Its: Authorized Manager

APPENDIX A
DEFINITIONS
     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
          “Act” has the meaning set forth in Section 1.1.
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.
          “Agreement” has the meaning set forth in the preamble to this Agreement.
          “Assignee” means person or entity to whom a Company interest has been transferred in a Transfer, unless and until such person or entity becomes a Member with respect to such Company interest.
          “Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, except that the initial Book Value of any property contributed by a Member to the Company shall be the value of such property on the date of such contribution, as agreed by the Board of Managers and the Member contributing the property, and the Book Value of any Company property shall be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts).
          “Board of Managers” has the meaning set forth in Section 4.1(a).
          “Capital Account” has the meaning set forth in Section 2.1.
          “Certificate” has the meaning set forth in Section 1.1.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
          “Company” has the meaning set forth in Section 1.1.
          “Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.
          “Deposited Property” means the contribution, in the form of cash and/or interest bearing demand promissory notes and any other property transferred to the Company pursuant to the terms and conditions of the Settlement Agreement, and all Profits and other proceeds thereof (if any).
          “Event of Withdrawal” means the death or dissolution of a Member.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Independent Manager” means a natural person who is not at the time of initial appointment as a manager or at any time while serving as a manager of the Company and has not been at any time during the five (5) years preceding such initial appointment:
(a)	a stockholder, officer, trustee, employee, partner, member, attorney or counsel of the Company, any Member or any Affiliate of either of them;

(b)	a creditor, customer, supplier, or other person who derives any of its purchases or revenues from its activities with the Member, the Company or any Affiliate of either of them;

(c)	a Person Controlling or under common Control with any Person excluded from serving as Independent Director under clause (a) or (b) above; or

(d)	a member of the immediate family by blood or marriage of any Person excluded from serving as Independent Manager under clause (a) or (b) above.
A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Manager of the Company if such individual is an Independent Manager provided by a nationally-recognized company that provides professional independent managers (a “Professional Independent Manager”) and other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being an independent manager of a “special purpose entity” affiliated with the Company shall not be disqualified from serving as an Independent Manager of the Company if either (i) such individual is a Professional Independent Manager or (ii) the fees that such individual earns from serving as independent manager of Affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. Notwithstanding the immediately preceding sentence, an Independent Manager may not simultaneously serve as an Independent Manager of the Company and an independent manager of a special purpose entity that owns a direct or indirect equity interest in the Company or a direct or indirect interest in any co-borrower with the Company. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the Special Purpose Provisions of this Agreement.

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          “Independent Manager Agreement” means the Independent Manager Agreement attached hereto as Schedule 2.
          “Insolvency Law” means any federal or state bankruptcy, insolvency or similar law.
          “Losses” for any period means all items of Company loss, deduction and expense for such period determined according to Section 2.2 of this Agreement.
          “Majority in Interest” means a majority of Percentage Interests of all Members.
          “Material Action” means to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state Law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or, to the fullest extent permitted by Law, take action in furtherance of any such action, or dissolve or liquidate the Company, or create any partnership, joint venture or subsidiary, or convey, sell, lease, transfer, encumber or otherwise dispose of the Deposited Property (except as expressly permitted by the Settlement Agreement), or enter into any transaction not expressly permitted by the Settlement Agreement.
          “Member” means a Member, an Assignee and, solely for the purposes of Section 4.2, a Terminated Member.
          “Monsanto” means the Monsanto Company, a Delaware corporation.
          “Officer’s Certificate” means a certificate signed by any officer of the Company who is authorized to act for the Company in matters relating to the Company.
          “Percentage Interest” means, in respect of each Member, such Member’s interest in the income, gains, losses, deductions and expenses of the Company as set forth on Schedule 1.
          “Permitted Obligations” means any and all obligations expressly permitted to be undertaken by the Company pursuant to the Settlement Agreement.
          “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
          “Profits” for any period means all items of Company income and gain for such period determined according to Section 2.2.
          “Registered Agent” has the meaning given to it in Section 1.7 of this Agreement.

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          “Services Agreement” means the Services Agreement dated as of February 28, 2008 between Solutia Inc. and the Company.
          “Settlement Agreement” means the Amended and Restated Settlement Agreement, dated as of February 28, 2008, by and among Solutia Inc., Monsanto Company and the Company, a copy of which is attached hereto as Exhibit A, as the same may be amended from time to time.
          “Sole Member” means Solutia.
          “Solutia” means Solutia Inc., a Delaware corporation.
          “Terminated Member” means a person who has ceased to be a Member pursuant to Section 5.5.
          “Transfer” has the meaning set forth in Section 5.1.
          B. Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation”, except when used in the computation of time periods. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Article, Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document or the Act shall be references to such parts of this Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Settlement Agreement.

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